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                                                                    EXHIBIT 23.1

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INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of The Neiman Marcus Group, Inc. and subsidiaries on Form S-8 of our reports dated August 31, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Neiman Marcus Group, Inc. for the year ended July 29, 2000.



Deloitte and Touche LLP



Boston, Massachusetts
April 13, 2001